UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): July 21, 2008

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 23, 2008, Ariba, Inc. (“Ariba”) announced its financial results for its third quarter of fiscal year 2008, ended June 30, 2008, as well as certain other information. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information set forth herein, including the exhibit attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

About Non-GAAP Financial Measures

Ariba provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (“GAAP”). The attached press release contains non-GAAP financial information. This non-GAAP financial information includes non-GAAP revenues, non-GAAP cost of revenues, gross profit, operating expenses, (loss) income from operations, net (loss) income and net (loss) income per share amounts. Management reviews this non-GAAP financial information in evaluating Ariba’s historical and projected financial performance and believes that it may assist investors in assessing Ariba’s ongoing operations. The presentation of this additional financial information is not meant to be considered in isolation or as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

In the press release attached hereto as Exhibit 99.1, Ariba has provided a reconciliation of the non-GAAP financial information provided in the press release with the comparable financial information reported in accordance with GAAP for the given period.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 23, 2008, Ariba announced that Jim Frankola, Chief Financial Officer and Executive Vice President, resigned from his position with effect from August 10, 2008. Mr. Frankola will remain at Ariba as an Executive Vice President working on strategic initiatives.

(c) On July 23, 2008, Ariba announced that Ahmed Rubaie has become an employee effective as of July 21, 2008 and will assume the role of Executive Vice President and Chief Financial Officer as of August 10, 2008.

Ahmed Rubaie, 41, recently served as the vice president, group finance for the retail information services group of Avery Dennison, a $1.7 billion division of the $6 billion global leader in pressure-sensitive labeling materials, retail tag, ticketing and branding systems, and office products. From December 2000 to July 2008, Mr. Rubaie held various positions at Avery Dennison, including Corporate Vice President, Global Internal Audit, member of RFID steering committee and Corporate Vice President, Global Tax. Prior to Avery Dennison, Mr. Rubaie held various positions at BHP Billiton, a global leader in the resources industry, and spent six years in public accounting with both Coopers & Lybrand and Deloitte & Touche. Mr. Rubaie holds a Bachelor of Arts degree in Economics and Management from Albion College and a J.D. degree from University of Detroit School of Law.

Pursuant to the terms of an employment agreement by and between Ariba and Mr. Rubaie, executed on July 21, 2008, Mr. Rubaie will receive a base salary of not less than $400,000 and a signing bonus of $200,000, the first half of which will be paid within 30 days of the first day of Mr. Rubaie’s employment and the remaining half of which will be paid within six months after the first day of Mr. Rubaie’s employment. Commencing with fiscal year 2009, Mr. Rubaie will be eligible for an annual incentive bonus with a target amount of not less than $200,000, based upon criteria established by Ariba. Solely with respect to fiscal year 2009, Ariba has agreed that Mr. Rubaie’s incentive bonus will not be less than $150,000, of which $50,000 will be payable in November 2008 and $100,000 will be payable in June 2009. Mr. Rubaie was granted restricted stock units pursuant to Ariba’s 1999 Equity Incentive Plan with a market value equal to $1,400,000, calculated based on the average of the closing prices on the 30 consecutive trading days immediately preceding July 21, 2008, the date of grant, as reported by The Wall Street Journal. The grant vests in three one year installments from the vesting commencement date, provided that the Mr. Rubaie remains in continuous service at Ariba on the applicable vesting date.

If Ariba terminates Mr. Rubaie’s employment for a reason other than cause or disability, then the employment agreement provides for a continuation of his cash compensation (base salary plus target bonus) for 12 months, for 12 months of additional service credit for purposes of determining the vested portion of any options, restricted shares or stock units and for an opportunity to exercise any options during the 12-month period starting on his termination date.

If, within 12 months after Ariba has been subject to a change in control, Ariba terminates Mr. Rubaie’s employment for a reason other than cause or disability or he resigns for good reason (as defined in the employment agreement), then the agreement provides for a lump sum payment equal to 200% of his annual cash compensation (base salary plus target bonus), for full vesting of his equity compensation and for an opportunity to exercise any options during the 24-month period starting on his termination date. The agreement also provides that Ariba will reimburse Mr. Rubaie, on a tax-adjusted basis, for any excise tax on excess parachute payments, provided the parachute payments exceed 330% of his average annual compensation from Ariba for the last five completed calendar years (or for such shorter time as he was employed by Ariba).

The benefits received from a termination for a reason other than cause or disability are contingent on Mr. Rubaie’s executing a general release of claims and complying with restrictive covenants. These covenants apply while Mr. Rubaie is employed by Ariba and while his cash compensation continues following the termination of his employment. One of the covenants prohibits Mr. Rubaie from soliciting Ariba’s employees to work for another employer. Another covenant prohibits him from competing with Ariba and from working for certain specific companies as well as any other company that derives its revenue primarily from e-procurement and/or spend management software or service sales or sales of software or services aiding companies in sourcing and/or spend management activities. Finally, Mr. Rubaie is required to facilitate the transition of his duties to his successor and is precluded from disparaging Ariba or its directors, officers or employees.

Mr. Rubaie and Ariba will also enter into Ariba’s standard form of indemnification agreement for directors and executive officers, as set forth at Exhibit 10.1 to Ariba’s Form 10-K for the fiscal year ended September 30, 2007, pursuant to which Ariba agrees, among other things, to indemnify its officers against certain liabilities that may arise by reason of their status or service as officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated July 23, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: July 23, 2008	By:	/s/ James W. Frankola
James W. Frankola
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated July 23, 2008.